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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Alliance Imaging, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE IMAGING, INC.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2004

Dear Stockholders:

        On Tuesday, May 25 , 2004, Alliance Imaging, Inc. will hold its Annual Meeting of Stockholders (the "Annual Meeting") at Alliance's corporate headquarters located at 1900 S. State College Boulevard, Suite 600, Anaheim, California 92806. The meeting will begin at 10:00 a.m. Pacific time.

        Only record holders of shares of common stock of Alliance Imaging, Inc., par value $0.01 per share ("Common Stock"), at the close of business on April 2, 2004 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. The purpose of the meeting is to:

  1.
  Elect three (3) Class III directors to hold office for a 3-year term;

  2.
  Ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004; and

  3.
  Act upon any other matter properly brought before the Annual Meeting or any adjournments or postponements thereof.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

By Order of the Board of Directors,
Russell D. Phillips, Jr. General Counsel and Secretary
Anaheim, California April 23, 2004

QUESTIONS AND ANSWERS

1. Q:	WHO IS SOLICITING MY VOTE?
A:	This proxy solicitation is being made and paid for by Alliance Imaging, Inc. ("Alliance," "we" or "our").
2. Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?
A:	This Proxy Statement was first mailed to stockholders on or about April 26, 2004
3. Q:	WHAT MAY I VOTE ON?
A:	(1) The election of three (3) Class III directors to hold office for a 3-year term; and
(2) The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004.
4. Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
A:	The Board recommends a vote FOR each of the proposals outlined in this Proxy Statement.
5. Q:	WHO IS ENTITLED TO VOTE?
A:
Record holders of our common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on April 2, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. As of April 2, 2004, 47,978,987 shares of Common Stock were outstanding. The shares of Common Stock in our treasury on that date, if any, will not be voted. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share on all matters to be voted on at the Annual Meeting.
6. Q:	HOW DO I VOTE?
A:
You may vote either by attending the Annual Meeting, or by signing and dating your proxy card and returning it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all of the proposals. You have the right to revoke your proxy at any time before the Annual Meeting by:
(1) notifying our Secretary, Russell D. Phillips, Jr., at the address shown above;
(2) attending the Annual Meeting and voting in person; or
(3) returning a later-dated proxy card.
7. Q:	WHO WILL COUNT THE VOTE?
A:
Our Assistant Secretary will count the votes and act as the inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The holders of a majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, constitutes a quorum for the transaction of business. Abstentions may be specified on proposals other than the election of directors and will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted toward a quorum.

8. Q:	HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE ITEMS?
A:
The election of each director nominee must be by a plurality of the stockholders represented at the meeting in person or by proxy and the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004 must be approved by a majority of shares entitled to vote on the proposal and represented at the meeting in person or by proxy.
9. Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A:
We do not know of any business to be considered at the 2004 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Kenneth S. Ord and Russell D. Phillips, Jr. to vote on such matters at their discretion.
10. Q:	WHO IS THE LARGEST PRINCIPAL STOCKHOLDER?
A:
As of April 2, 2004, an affiliate of Kohlberg Kravis Roberts & Co., L.P. owned 35,144,570 shares of our Common Stock (73.3% of the voting shares). This entity has advised us that they intend to vote their shares of Common Stock in favor of each of the matters described above. Therefore, approval of such matters by the stockholders is assured.
11. Q:	WHERE CAN I FIND ALLIANCE'S FINANCIAL INFORMATION?
A:
Our consolidated financial statements and related information are included in the Annual Report on Form 10-K for the year ended December 31, 2003 which is enclosed with this Proxy Statement. The Form 10-K is enclosed with this Proxy Statement, but is not incorporated into this Proxy Statement and is not proxy soliciting material.
12. Q:	WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING DUE?
A:
In general, stockholders who, in accordance with the Securities and Exchange Commission's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2005 Annual Meeting must submit their proposals to our Secretary on or before December 24, 2004.

In accordance with our Bylaws, in order to be properly brought before the 2005 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary at the address set forth below no earlier than January 25, 2005 and no later than February 24, 2005. All stockholders must also comply with the applicable requirements of the Securities Exchange Act of 1934. Your submission must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, please write to the Corporate Secretary of Alliance Imaging, Inc. at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806.
13. Q:	WHO ARE THE PROXY SOLICITORS AND WHAT ARE THE SOLICITATION EXPENSES?
A:
We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to owners of our stock in accordance with applicable rules. Our officers, directors and employees may undertake solicitation activities without any compensation for such duties.

PROPOSALS YOU MAY VOTE ON

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, as nearly equal in number as possible, with each director serving a three year term and one class of directors being elected at each year's annual meeting of stockholders. At each annual meeting of stockholders, nominees are elected as directors to a class with a term of office that expires at the annual meeting of stockholders held three years after the year of the nominee's election, and until their successors are elected and qualified. The terms of office of the three incumbent Class III directors expire at the 2004 Annual Meeting. The Board has nominated incumbent directors, Michael W. Michelson, James C. Momtazee and Edward L. Samek for election to a three-year term of office that will expire at the annual meeting to be held in 2007.

        Neil F. Dimick, Henry R. Kravis and Paul S. Viviano are in the class of directors whose term expires at the 2005 Annual Meeting. James H. Greene, Jr., and Anthony B. Helfet are in the class of directors whose term expires at the 2006 Annual Meeting.

        Below is information about the Class III nominees and all other directors, including their principal occupation, business experience and other information, including directorships in other public companies. If for any reason any of the nominees should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other nominees. The Board, however, expects all nominees to be available to serve if elected.

Nominees and Other Members of the Board of Directors

The Class III Nominees

MICHAEL W. MICHELSON	Director Since November 1999
Age 53

        Mr. Michelson has been a director since November 1999. Mr. Michelson has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. since 1996. Prior thereto, he was a general partner of Kohlberg Kravis Roberts & Co, L.P. Mr. Michelson is also a director of Amphenol Corporation, Owens-Illinois, Inc., and KinderCare Learning Centers, Inc. Mr. Michelson currently serves as chairman of our Compensation Committee and as a member of our Executive Committee.

JAMES C. MOMTAZEE	Director Since May 2002
Age 32

        Mr. Momtazee has been a director since May 2002 when he was appointed to our Board to fill a then existing vacancy on our Board. Mr. Momtazee has been an executive of Kohlberg Kravis Roberts & Co., L.P. beginning in 1996. From 1994 to 1996, Mr. Momtazee was with Donaldson, Lufkin & Jenrette in its investment banking department. Mr. Momtazee currently serves as a member of our Compensation Committee and Executive Committee.

EDWARD L. SAMEK	Director Since October 2001
Age 67

        Mr. Samek has been a director since October 2001. Mr. Samek served as vice chairman of MedQuist, Inc. from 1998 to 2000 and as chairman and chief executive officer of The MRC Group and predecessor companies from 1982 to 1998 when it was acquired by MedQuist. Previously he served as President of Hudson Pharmaceutical Corporation and Childcraft Education Corp. He has also held executive and management positions with Procter & Gamble, Johnson & Johnson and Avon Products, Inc. Currently an independent consultant and investor, Mr. Samek serves as an advisor to the board of MedQuist and a director of North American Management Corp., Third Millennium Healthcare Systems, Veritext and The Medical Transcription Industry Alliance. Mr. Samek currently serves as a member of our Audit Committee.

Incumbent Class I Directors serving for a term expiring in 2005

NEIL F. DIMICK	Director Since November 2002
Age 60

        Mr. Dimick, a healthcare consultant and private investor, has been a director since November 2002 when our Board was expanded from eight to nine members. Mr. Dimick served as executive vice president and chief financial officer of AmerisourceBergen Corporation from August 2001 through April 2002. From 1992 through August 2001 he served as senior executive vice president and chief financial officer of Bergen Brunswig Corporation. Mr. Dimick began his career as a corporate auditor with Deloitte & Touche in 1973 where he held the position of partner for eight years. Mr. Dimick is also a director of WebMD Corporation, Resources Connection, Inc. and Thoratec, Corp. Mr. Dimick currently serves as a Chairman of our Audit Committee.

HENRY R. KRAVIS	Director Since November 1999
Age 60

        Mr. Kravis has been a director since November 1999. Mr. Kravis has been a founding partner of Kohlberg Kravis Roberts & Co., L.P. since its inception in 1976, and is a managing member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Kravis is also a director of The Boyds Collection, Ltd., KinderCare Learning Centers, Inc. and PRIMEDIA Inc.

PAUL S. VIVIANO	Director Since January 2003
Age 51

        Mr. Viviano has been a director since January 2003 and the Chairman of our Board since November 2003. He served as our president and chief operating officer from January 2, 2003 through April 7, 2003 at which time he became our president and chief executive officer. Prior to joining us, Mr. Viviano was chief executive officer of USC University Hospital and USC Norris Cancer Hospital from 2000 through 2002. He has also served the St. Joseph Health System from 1987 to 2000 in the most recent capacity of its executive vice president and chief operating officer from 1995 to 2000. Mr. Viviano currently serves as the Chairman of our Executive Committee.

Incumbent Class II Directors serving for a term expiring in 2006

JAMES H. GREENE, JR.	Director Since May 2003
Age 53

        Mr. Greene has been a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co., L.P. since 1996. From January 1, 1993 through January 1, 1996, Mr. Greene was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene is also a director of Amphenol Corporation, Owens-Illinois, Inc., Safeway Inc., Shoppers Drug Mart Corporation and Zhone Technologies Inc.

ANTHONY B. HELFET	Director Since October 2001
Age 60

        Mr. Helfet, a retired investment banker, has been a director since October 2001. Mr. Helfet was a Special Advisor to UBS from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon, Read & Co. Inc. and its successor organization, UBS.

Mr. Helfet was also Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Historically, Mr. Helfet has held other positions with Dean Witter Reynolds Inc. and Dillon, Read & Co. Mr. Helfet is also a director of Layne Christensen Company and MCF Corporation. Mr. Helfet currently serves as a member of our Audit Committee.

Corporate Governance and Board Committees

        Alliance's business is managed under the direction of our Board of Directors. The Board selects our officers, delegates responsibilities for the conduct of our operations to those officers, and monitors their performance.

        Our Board of Directors has reviewed the independence of the members of our Board, in accordance with the guidelines set out in our Corporate Governance Guidelines and Section 303A of the Listed Company Manual of the New York Stock Exchange, or NYSE. As a result of this review, the Board of Directors determined that Messrs. Dimick, Helfet and Samek meet the independence requirements of Section 303A. The Board of Directors believes that it is appropriate not to have a majority of independent directors because we are a "controlled" company, as defined in Section 303A.

        Our Board of Directors meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held five meetings in the fiscal year ended December 31, 2003, referred to as fiscal 2003. During fiscal 2003 all directors, except for Mr. Kravis, attended 75% or more of the total of (i) all meetings of the Board of Directors and (ii) all meetings of Committees of the Board on which such director served. In addition to the formal meetings noted above, the Board and the committees of the Board are consulted frequently and often act by written consent taken without a meeting. In addition to Board and Committee meetings, a majority of our directors are expected to attend the Annual Meeting. Seven directors and James Greene, a director nominee, attended the 2003 Annual Meeting of Stockholders.

        Executive management, in consultation with the Board of Directors, usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings. The chief executive officer, chief operating officer, chief financial officer, general counsel and other selected members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings. Board members have complete access to senior management.

        Our Board of Directors currently has three committees, the Executive Committee, the Compensation Committee and the Audit Committee. The Board does not have a nominating and corporate governance committee or any related charter. The Board of Directors believes that it is appropriate not to have a standing Nominating and Corporate Governance Committee because we are a "controlled" company as defined under Section 303A of the NYSE Listed Company Manual. Each director participates in the consideration of director nominees and corporate governance matters. The Executive Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership

        The Executive Committee exercises all powers and authority of the Board of Directors with some exceptions as provided under Delaware law. The purpose of the Executive Committee is to allow for decisions to be made on our behalf between regular meetings of the Board of Directors. The Committee's current members are Messrs. Michelson, Momtazee and Viviano (Chairman). During fiscal 2003 the Executive Committee held 12 meetings.

        The Executive Committee is also responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Executive Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make analytical inquiries, representation of significant stockholders, general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment, experience in our industry and with relevant social policy concerns, understanding of our business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

        Stockholders may nominate candidates for election to our Board of Directors in accordance with our Bylaws, a copy of which can be obtained by writing to the Corporate Secretary of Alliance Imaging, Inc., 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806. In general, such nominations must be received in writing by the Corporate Secretary not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting, as set forth in our Bylaws. The nomination must be accompanied by the name and address of the nominating stockholder. It must state the number and class of shares held. It must include information regarding each nominee that would be required to be included in a proxy statement.

        The Compensation Committee has the authority to determine executive base compensation and incentive compensation and approve the terms of stock option grants pursuant to our option plans and arrangements. The Committee's current members are Messrs. Michelson (Chairman) and Momtazee. Our Board of Directors believes that it is appropriate not to have a compensation committee composed entirely of independent directors because we are a "controlled" company, as defined in Section 303A. During fiscal 2003 the Compensation Committee held four meetings. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation."

        The Audit Committee is responsible for assisting our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor's qualifications and independence; and (iv) the performance of our internal audit function and independent auditor. The members of the Audit Committee are Messrs. Dimick (Chairman), Helfet and Samek. Our Board of Directors has determined that the members of the Audit Committee are "independent" as defined in the NYSE Listing Company Manual. Our Board of Directors has also determined that each member of the Audit Committee is financially literate, as required under the NYSE listing standards, and that Neil Dimick is an "audit committee financial expert" within the meaning of SEC rules. During fiscal 2003, the Audit Committee held five meetings. For additional information concerning the Audit Committee, see "Report of the Audit Committee of the Board of Directors."

        Stockholders and other parties interested in communicating directly with our independent directors as a group may do so by writing to Corporate Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, California 92806. Our Corporate Secretary will review all such correspondence and forward to the Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee and handled in accordance with the procedures established by our Audit Committee with respect to such matters.

  Hotline for Accounting or Auditing Matters

        As part of the Audit Committee's role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, the Audit Committee established a hotline for the receipt of complaints regarding our accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees or shareholders of concerns regarding questionable accounting or auditing matters. Employees or shareholders may call the following number (800) 799-4605 to make anonymous submission of their concerns.

Directors' Compensation

        Our non-employee directors receive an annual fee of $25,000 and reimbursement of travel expenses. Effective January 1, 2000, we established a directors' deferred compensation plan for all non-employee directors. Each of our six non-employee directors has elected to participate in the director plan and have their annual fee of $25,000 deferred into a stock account and converted quarterly into phantom shares. Upon retirement, separation from the Board of Directors, or the occurrence of a change of control, each director has the option of being paid cash or issued common stock for their phantom shares. The following table summarizes the number of shares of phantom stock held in the respective accounts of our board members as of December 31, 2003:

Name	Phantom Shares in Plan Account
Henry R. Kravis	16,104
Michael W. Michelson	16,104
Edward L. Samek	10,102
Anthony B. Helfet	9,980
James C. Momtazee	8,893
Neil F. Dimick	7,519
James H. Greene, Jr.	4,255

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE (3) NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS

        The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2004, referred to as fiscal 2004, subject to your ratification. Deloitte & Touche LLP has served as our independent auditors since November 1999. Deloitte & Touche LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

  Principal Accounting Firm Fees

        Aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2002 by our independent auditors, Deloitte & Touche LLP, were:

	Fiscal Year Ended
	2003	2002
Audit fees(a)	$276,000	$236,000
Audit-related fees(b)	67,000	22,000

Total audit and audit-related fees	343,000	258,000
Tax fees(c)	146,000	121,000
All other fees(d)	94,000	124,000

Total fees	$583,000	$503,000

(a)
Includes fees for the audit of our annual financial statements, annual audits of the financial statements of our joint ventures, and services associated with securities filings.
(b)
Includes employee benefit plan audit fees and accounting consultations.
(c)
Includes tax consultation.
(d)
Includes fees for billing compliance reviews and other non-audit services. Deloitte & Touche LLP was not engaged and did not receive fees for financial information system design and implementation services.

        All audit and non-audit services performed by our independent auditors must be specifically pre-approved by our Audit Committee. Consistent with this policy, in 2003 all audit and non-audit services initiated by Deloitte & Touche LLP were pre-approved by our Audit Committee.

        A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting and respond to appropriate questions.

        YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2004.

OWNERSHIP OF ALLIANCE COMMON STOCK

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 2004, (i) by each person who is known by us to own beneficially more than 5% of our Common Stock; (ii) by each of our directors; (iii) by each of our officers identified in the table set forth under the heading "Summary Compensation Table"; and (iv) by all of our executive officers and directors as a group.

Name	Common Stock Owned Beneficially(1)	Percentage of Shares Beneficially Owned
KKR 1996 GP L.L.C.(2)	34,617,490	72.2%
Strata L.L.C.(3)	527,080	1.1%
Paul S. Viviano(4)	166,411	*
Kenneth S. Ord(5)	773,100	1.6%
Andrew P. Hayek(6)	40,000	*
Russell D. Phillips, Jr.(7)	88,000	*
Howard K. Aihara(8)	18,500	*
Richard N. Zehner	—	*
James H. Greene, Jr.(2)(3)	35,144,570	73.3%
Henry R. Kravis(2)(3)	35,144,570	73.3%
Michael W. Michelson(2)(3)	35,144,570	73.3%
James C. Momtazee(2)(3)	—	—
Neil F. Dimick	—	—
Anthony B. Helfet	—	—
Edward L. Samek	—	—
All Present Executive Officers and Directors (12 persons)(9)	36,164,170	73.8%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of common stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 47,798,978 shares outstanding as of March 31, 2004, except for certain parties who hold options that are presently exercisable or exercisable within 60 days of March 31, 2004. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of March 31, 2004 are based upon the sum of 47,798,978 shares outstanding plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of March 31, 2004 held by them, as indicated in the following notes.

(2)
Shares of Common Stock shown as beneficially owned by KKR 1996 GP L.L.C. are held by Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. As of the date hereof, KKR 1996 Fund L.P. is the senior member of Viewer Holdings L.L.C. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Todd A. Fisher and Alexander Navab. Messrs. Greene, Kravis, and Michelson are current members of our Board of Directors. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Momtazee is a member of our Board of Directors and is also an executive of KKR and a limited partner of KKR Associates 1996 L.P. Mr. Momtazee disclaims that he is the beneficial owner of any shares beneficially owned by KKR Associates 1996 L.P. The address of KKR 1996 GP L.L.C. and Messrs. Greene, Kravis and Michelson is: c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, NY 10019.

(3)
Shares of Common Stock shown as beneficially owned by Strata L.L.C. are held by Viewer Holdings L.L.C. Strata L.L.C. is the sole general partner of KKR Associates (Strata) L.P., which is a general partner of KKR Partners II L.P. As of the date hereof, KKR Partners II L.P. is a member of Viewer Holdings L.L.C. Strata L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin and Scott M. Stuart. Messrs. Greene, Kravis, and Michelson are current members of our Board of Directors. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by Strata L.L.C. Each of such individuals disclaims beneficial ownership. Mr. Momtazee is a member of our Board of Directors and a limited partner of KKR Associates (Strata) L.P. Mr. Momtazee disclaims that he is the beneficial owner of any shares beneficially owned by KKR Associates (Strata) L.P.

(4)
This amount includes 100,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(5)
This amount represents 773,100 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(6)
This amount represents 40,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(7)
This amount represents 88,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(8)
This amount represents 18,500 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

(9)
This amount includes 1,019,600 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days.

SUMMARY COMPENSATION TABLE

        The following table sets forth compensation paid by us for fiscal years 2003, 2002 and 2001 to each individual serving as our Chief Executive Officer during fiscal year 2003 and to each of our four other most highly compensated executive officers as of the end of fiscal 2003, referred to as the "named executive officers."

	Annual Compensation					Long-Term Compensation
Principal Position	Year(1)	Salary	Bonus		Other Annual Compensation(2)	Securities Underlying Stock Options/SAR's(3)	All Other Compensation(4)
Paul S. Viviano(5) Chief Executive Officer, President and Chairman of the Board of Directors	2003 2002 2001	$396,923 0 0	$384,750 0 0	(6)	— 0 0	1,000,000 — —	$1,215 0 0
Richard N. Zehner(7) Founder and Former Chief Executive Officer and Chairman of the Board of Directors	2003 2002 2001	576,956 400,000 384,000	0 284,738 216,000	(9)	— — —	— — —	1,591,703 31,910 34,981	(8)
Kenneth S. Ord(10) Executive Vice President and Chief Financial Officer	2003 2002 2001	321,000 312,500 300,100	85,466 148,702 150,050	(9)	— — —	— — —	7,010 4,785 774
Andrew P. Hayek(11) Executive Vice President, Chief Operating Officer	2003 2002 2001	195,673 0 0	100,000 0 0		— 0 0	400,000 — —	482 0 0
Russell D. Phillips, Jr. Executive Vice President, General Counsel and Secretary	2003 2002 2001	190,000 180,000 162,000	40,470 67,968 64,800		— — —	40,000 35,000 —	15,553 11,059 12,915
Howard K. Aihara Vice President and Corporate Controller	2003 2002 2001	140,595 134,345 125,000	22,460 38,657 31,375		— — —	20,000 — —	4,522 3,971 3,401

(1)
Rows specified "2003," "2002" and "2001" represent fiscal years ended December 31, 2003, 2002 and 2001, respectively.

(2)
With respect to each named officer for each fiscal year this table excludes perquisites which did not exceed the lesser of $50,000 or 10% of the named officer's salary and bonus for the fiscal year.

(3)
Stock options were granted under our 1999 Equity Plan.

(4)
Includes: 401(k) matching contributions (for 2003, 2002 and 2001, respectively): Mr. Zehner—$5,273, $4,250 and $4,250; Mr. Ord—$5,007, $4,011 and $0; Mr. Hayek—$271, $0 and $0; Mr. Phillips—$4,301, $3,980 and $3,449 and Mr. Aihara—$4,322, $3,883 and $3,319. Cash payments in lieu of accrued vacation (for 2003, 2002 and 2001, respectively): Mr. Zehner—$47,308, $15,385 and $18,462; and Mr. Phillips—$10,962, $6,923 and $9,346. The balance for each named officer represents life insurance premiums paid by us.

(5)
Mr. Viviano joined us in January 2003 as our President and Chief Operating Officer and a member of our Board. Effective April 2003, Mr. Viviano became our President and Chief Executive Officer and effective November 2003, Mr. Viviano became the Chairman of our Board.

(6)
Includes a $225,000 signing bonus paid to Mr. Viviano under his employment agreement.

(7)
During fiscal 2003, Mr. Zehner served as our Chief Executive Officer and Chairman of our Board through April 7, 2003. Mr. Zehner held the sole position of Chairman of our Board of Directors through November 3, 2003. As of November 4, 2003 Mr. Zehner has been employed by us with the title of "Founder."

(8)
Includes $1,535,748 paid to Mr. Zehner in exchange for the cancellation of all stock options granted to Mr. Zehner under our 1997 Option Plan.

(9)
Includes $26,784 and $51,467 in bonus payments to Messrs. Zehner and Ord, respectively, in connection with their efforts related to our debt offering and IPO during fiscal 2001.

(10)
On March 30, 2004 we announced that Mr. Ord would be retiring effective July 1, 2004 from the position of Executive Vice President and Chief Financial Officer.

(11)
Mr. Hayek joined us in April 2003 as our Executive Vice President and Chief Operating Officer.

Option Grants in Last Fiscal Year

        The following table sets forth grants of stock options in fiscal year 2003 to the named executive officers. No stock appreciation rights have ever been granted to the named executive officers.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
			Percent of Total Options Granted to Employees in 2003
	Number of Securities Underlying Options Granted(1)
Name				Exercise Price Per Share	Expiration Date
						5%(2)	10%(2)
Paul S. Viviano	1,000,000	(3)	39.8%	5.27	2013	$3,314,275	$8,399,023
Kenneth S. Ord	—		0.0%	—	—	—	—
Andrew P. Hayek	400,000	(3)	15.9%	2.95	2013	742,096	1,880,616
Russell D. Phillips, Jr.	40,000	(4)	1.6%	5.19	2013	130,559	330,861
Howard K. Aihara	20,000	(4)	0.8%	5.19	2013	65,279	165,430
Richard N. Zehner	—		—	—	—	—	—

(1)
The option grants in 2003 were made under our 1999 Equity Plan. These options were issued at fair market value on the date of grant and expire ten years from the date of grant.

(2)
We are required to use a 5% and 10% assumed rate of appreciation over the ten-year option term from the respective exercise prices of the various options. The 5% and 10% assumed annual rates of stock price appreciation related to the options granted would result in the price of our common stock increasing to $8.58 and $13.67 per share, respectively, for Mr. Viviano; $4.81 and 7.65 per share, respectively for Mr. Hayek; and $8.45 and $13.46 per share, respectively, for Messrs. Phillips and Aihara. This does not represent our projection of the future stock price.

(3)
Fifty percent of the options vest in equal increments over five years and fifty percent vest after eight years (subject to acceleration if certain financial performance targets are achieved).

(4)
The options vest 5% on the first anniversary of the grant date; 20% on the second anniversary of the grant date; and 25% on each of the third through fifth anniversaries of the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table presents information with respect to options exercised by each of the named executive officers in 2003, as well as the unexercised options to purchase our common stock granted under the 1999 Equity Plan and the 1997 Option Plan to the named executive officers and held by them as of December 31, 2003. The value of unexercised in-the-money options as of fiscal year end is based upon last reported sales price of the Company Common Stock on December 31, 2003, of $3.70 per share.

			Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
	Shares Acquired On Exercise
Name and Principal Position		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul S. Viviano Chief Executive Officer, President and Chairman of the Board of Directors	—	—	—	1,000,000	$—	$—
Kenneth S. Ord Executive Vice President and Chief Financial Officer	—	—	773,100	251,550	702,000	—
Andrew P. Hayek Executive Vice President And Chief Operating Officer	—	—	—	400,000	—	300,000
Russell D. Phillips, Jr. Executive Vice President General Counsel and Secretary	—	—	70,000	97,000	63,750	—
Howard K. Aihara Vice President and Corporate Controller	—	—	17,500	37,500	—	—
Richard N. Zehner Founder and Former Chief Executive Officer and Chairman of the Board of Directors	—	—	—	200,000	—	—

Employment Arrangements

        We have entered into an employment agreement with Mr. Viviano. The original base compensation under the employment agreement of $400,000 per year is subject to adjustment by the Board of Directors each year. In addition, Mr. Viviano was entitled to receive an annual cash bonus based upon our achievement of certain operating and financial goals, with an annual target bonus amount equal to 75% in 2003 of his then-current annual base salary. This bonus plan has been adopted and will be administered by the compensation committee of the Board of Directors.

        The employment agreement has a term of one year. The term of the employment agreement automatically extends by three months on the last day of each quarterly period and will continue to be so extended unless either we or Mr. Viviano gives notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate Mr. Viviano's employment at any time and for any reason and Mr. Viviano may resign at any time and for any reason. If we terminate the employment of Mr. Viviano without cause, or he resigns with good cause, the employment agreement obligates us to:

  •
  pay any earned but unpaid salary, benefits or bonuses, including a prorated bonus for the year in which the severance occurred;

  •
  continue to provide for periods of one years' benefits at least equal to those received prior to severance; and

  •
  provide Mr. Viviano with outplacement services the scope and provider of which shall be mutually agreed upon by us and Mr. Viviano.

        Additionally, Mr. Viviano would receive, over time, an amount equal to at least one times his combined then-current annual salary and bonus for the prior year. In addition, in accordance with the terms of the employment agreement, we paid Mr. Viviano a signing bonus of $225,000 in increments of $100,000 and $125,000 on January 31, 2003 and May 12, 2003, respectively.

        In connection with Mr. Zehner's resignation as our Chief Executive Officer, we entered into certain amendments to his then existing employment agreement and stock option agreements effective May 21, 2003. Mr. Zehner's employment agreement, which expires on May 1, 2005, provides for an annual base salary of $684,738. In the event Mr. Zehner is employed by us on May 1, 2005, he shall receive a retention bonus of $740,058. If we terminate Mr. Zehner's employment after May 1, 2005, he will not be entitled to any severance payment from us. All stock options granted to Mr. Zehner under our 1997 Option Plan (described below) were cancelled in exchange for a payment in the amount of $1,535,748. Mr. Zehner currently holds stock options for 200,000 shares granted under our 1999 Equity Plan (also described below) which will vest on May 1, 2005. All other options previously granted to Mr. Zehner under our 1999 Equity Plan were cancelled. Mr. Zehner also released all claims against us related to the change in his employment status.

        We have also entered into employment agreements with Messrs. Ord and Phillips. Base compensation under the employment agreement for each of these executives is subject to adjustment by the Board of Directors each year. In addition, Messrs. Ord and Phillips are entitled to receive an annual cash bonus based upon our achievement of certain operating and financial goals, with an annual target bonus amount equal to a specified percentage of their then-current annual base salary (50% in the case of Mr. Ord and 40% in the case of Mr. Phillips for 2003). This bonus plan has been adopted and will be administered by the compensation committee of the Board of Directors.

        The employment agreements have terms of two years. The terms of the employment agreements of Messrs. Ord and Phillips automatically extend by three months on the last day of each quarterly period and will continue to be so extended unless either we or the executive give notice of a desire to modify or terminate the agreement at least thirty days prior to the quarterly extension date. We may terminate Mr. Ord's or Mr. Phillips' employment at any time and for any reason and Mr. Ord or Mr. Phillips may resign at any time and for any reason. If we terminate the employment of Messrs. Ord or Phillips without cause, or any of them resigns with good cause, the employment agreements obligate us to:

  •
  pay any earned but unpaid salary, benefits or bonuses, including a prorated bonus for the year in which the severance occurred;

  •
  continue to provide for periods of two years' benefits at least equal to those received prior to severance; and

  •
  provide the executive with outplacement services at a cost not to exceed $25,000.

        Additionally, each of Messrs. Ord and Phillips would receive, over time, an amount equal to at least two times his combined then-current annual salary and bonus as defined in their respective agreements. Mr. Ord will be receiving these benefits upon his retirement from the position of Executive Vice President and Chief Executive Officer.

401(k) Plan

        We established a tax deferred 401(k) savings plan in January 1990. Effective January 1, 2001, the 401(k) plan was amended and restated in its entirety. Currently, all employees who are over 21 years of age are eligible to participate after attaining three months of service. Employees may contribute between 1% and 15% of their annual compensation. We match 50 cents for every dollar of employee contributions up to 5% of their compensation, subject to statutory limitations. The rates of pre-tax and matching contributions may be reduced with respect to highly compensated employees, as defined in the Internal Revenue Code of 1986, as amended, so that the 401(k) plan will comply with Sections 401(k) and 401(m) of the Code. Pre-tax and matching contributions are allocated to each employee's individual account, which are invested in selected fixed income or stock managed accounts according to the directions of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times. Matching contributions vest over four years of service. An employee may forfeit unvested amounts upon termination of employment, unless the termination is because of death, disability or retirement, in which case matching contributions vest in their entirety.

        Matching contributions made by us pursuant to the 401(k) plan to the named executive officers for the 2003 fiscal year are included under "All Other Compensation" in the Summary Compensation Table.

Stock Option Plans

        We have issued stock options to our employees under the following three plans:

  •
  The 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries dated November 2, 1999, or the 1999 Equity Plan;

  •
  The Alliance Imaging, Inc. 1997 Stock Option Plan dated December 18, 1997, as amended, or the 1997 Option Plan; and

  •
  The Three Rivers Holding Corp. 1997 Stock Option Plan dated October 14, 1997, as amended, or the Three Rivers Plan.

        The 1999 Equity Plan, the 1997 Option Plan and the Three Rivers Plan are collectively referred to in this proxy statement as the plans. The plans are designed to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us as an incentive for them to remain in our service.

          Types of Options.    The Three Rivers Plan provides for the grant of options to our employees that are not qualified as incentive stock options as defined by Section 422 of the Internal Revenue Code. The 1997 Option Plan provides for the grant of options to employees that are either incentive stock options or non-qualified options. The 1999 Equity Plan provides for the grant of options to employees, consultants or other persons with a unique relationship to us or our subsidiaries, and that are non-qualified options.

          Options Available and Outstanding.    A total of 6,276,300 shares are currently reserved for issuance under the 1999 Equity Plan, of which 4,032,350 are subject to outstanding options as of December 31, 2003. Currently there are options outstanding to purchase 440,500 shares under the 1997 Option Plan and 348,030 shares under the Three Rivers Plan. The 1997 Option Plan and the Three Rivers Plan were amended upon completion of our 1999 recapitalization to provide that no further options would be granted under those plans after November 2, 1999, and there are no additional shares reserved for issuance under those plans. Options under the 1997 Option Plan and the Three Rivers Plan that were not cancelled as part of the 1999 recapitalization remain outstanding subject to the terms and conditions of the 1997 Option Plan, the Three Rivers Plan and the option agreements under which they were granted, as they have been amended. All options granted under the 1997 Option Plan and the Three Rivers Plan are fully vested and exercisable.

          Administration.    The Compensation Committee administers each of the plans. The Compensation Committee has authority to select the employees, consultants or others to whom options will be granted under the plans, the number of shares to be subject to those options, and the terms and conditions of the options. In addition, the Compensation Committee has the authority to construe and interpret the plans and to adopt rules for the administration, interpretation and application of the plans that are consistent with the terms of the plans. Options granted under the 1999 Equity Plan become vested and exercisable as determined by the Compensation Committee at the time of the grant, at a price determined by the committee.

          Stockholders' Agreement.    The options and shares acquired upon exercise of the options are subject to the terms and conditions of stockholders' agreements entered into by the option holders. The stockholders' agreements provide that except for limited exceptions, the option holder may not transfer, sell or otherwise dispose of any shares prior to the fifth anniversary of the grant date. The restricted period for options granted under the 1997 Option Plan and the Three Rivers Plan that were not cancelled upon completion of our 1999 recapitalization began on November 2, 1999.

          Amendment.    The 1997 Stock Option Plan and the Three Rivers Plan may be amended or modified by our Board of Directors. The 1999 Equity Plan may be amended or modified by the Compensation Committee, and may be terminated by our Board of Directors.

          Exercise.    Options granted under the plans may be exercised in cash or, at the discretion of the Compensation Committee, through the delivery of previously owned shares, through the surrender of shares which would otherwise be issuable upon exercise of the option, or any combination of the foregoing. In order to use previously owned shares to exercise an option granted under the Three Rivers Plan, the option holder must have owned the shares used for at least six months prior to the exercise of the option.

          Change of Control.    Under the 1999 Equity Plan, the Compensation Committee may, in its sole discretion, provide that options granted under the plan cannot be exercised after a change of control, in which case they will become fully vested and exercisable prior to the completion of the change of control. The committee may also provide that options remaining exercisable after the change of control may only be exercised for the consideration received by stockholders in the change of control, or its cash equivalent. A change of control is defined in the 1999 Equity Plan as the:

    •
    merger or consolidation of our corporation into another corporation;

    •
    exchange of all or substantially all of our assets for the securities of another corporation;

    •
    acquisition by another corporation of 80% or more of our then outstanding shares of voting stock; or

    •
    recapitalization, reclassification, liquidation or dissolution of our corporation, or other adjustment or event which results in shares of our common stock being exchanged for or converted into cash, securities or other property.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal 2003, Messrs. Michelson and Momtazee served as members of the Compensation Committee of our Board of Directors. Messrs. Michelson and Momtazee are affiliated with KKR. See "Certain Relationships and Related Party Transactions".

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

        We will address any conflicts of interest and future transactions we may have with our affiliates, including KKR, or other interested parties in accordance with applicable law. Delaware law provides that any transaction with any director or officer or other entity in which any of our directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, nor because the votes of interested directors are counted in approving the transaction, so long as (i) the material facts of the relevant party and its interest are disclosed to the Board of Directors or the stockholders, as applicable, and the transaction is approved in good faith by a majority of the disinterested directors or by a specific vote of the stockholders, as applicable; or (ii) the transaction is fair to the company at the time it is authorized, approved or ratified.

        KKR provides management, consulting and financial services to us and we paid KKR an annual fee of $650,000 in 2003 in quarterly installments in arrears at the end of each calendar quarter, for these services. In addition, we reimburse KKR and its affiliates for all reasonable costs and expenses incurred in connection with:

  •
  the management, consulting and financial services provided by KKR; and

  •
  the ownership of our shares of common stock by KKR's affiliates.

We sold 43,643 shares of our common stock to Mr. Viviano via a private placement of securities on January 2, 2003. Mr. Viviano paid cash in full for these shares at the fair market value price of $5.27. In addition, Mr. Viviano committed to use the after tax proceeds of each signing bonus payment to purchase additional shares of our common stock from us at fair market value as of such dates. On February 3, 2003, Mr. Viviano purchased an additional 10,091 shares of our common stock at the fair market value price of $4.99 per share with the net proceeds of the first installment of his signing bonus. On May 12, 2003 Mr. Viviano purchased an additional 12,677 shares of our common stock at the fair market value price of $5.28 per share with the net proceeds of the second installment of his signing bonus. The shares purchased by Mr. Viviano, his stock options and the shares acquired upon exercise of his stock options are subject to the terms and conditions of the stockholder's agreement described above. See "Stock Option Plans-Stockholder's Agreement."

        Prior to joining us as our Chief Operating Officer, Mr. Hayek was employed by Capstone Consulting, LLC. In 2003, we paid Capstone $761,556 for consulting services related to strategic planning, sales initiatives, asset utilization and organizational structure.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The compensation of Alliance's executive officers is determined by our Compensation Committee (the "Committee") which consists of Messrs. Michelson and Momtazee. In developing the executive compensation program of Alliance, the Committee has reviewed compensation packages of various peer group companies as well as published compensation data on companies of similar size.

  Compensation Philosophy

        The primary components of Alliance's executive compensation program are base salary, an annual cash incentive award based primarily on Alliance's performance, and a long term incentive program which consists of grants of stock options. It is the philosophy of the Board of Directors of Alliance generally to set base salary and the annual incentive award comparable to the salaries and bonus paid by a selected peer group of companies. Through the use of stock options, executive officers have the opportunity to receive total compensation, including base salary, annual incentive award and long term incentives, above the executives of the same peer group of companies. This opportunity depends, in part, on the performance of Alliance's Common Stock. This emphasis on long term incentives is intended to encourage the executives to focus on the growth of Alliance and the value of its Common Stock.

  Base Salary

        Base salaries for executives are set at levels consistent with the compensation philosophy, and that are considered appropriate in view of the responsibilities of each position. Individual performance is also considered. The Committee approves all salary increases for executive officers.

  Annual Incentive Award

        The annual incentive award program provides for cash awards to be determined shortly after audited financial results are available each fiscal year. The Committee establishes financial targets as an incentive for superior corporate performance. Each executive has a target award based on a percentage of base salary. The payout of the award to executives is based primarily on the attainment of the financial targets established at the start of the fiscal year and, on a case-by-case basis, the accomplishment of extraordinary achievements during the fiscal year. In the case of the Chairman of the Board, President and Chief Executive Officer; the Chief Operating Officer, the Chief Financial Officer; the General Counsel; and our Controller, the payout in 2003 was based 100% on Alliance's overall financial performance targets set annually by the Committee, subject to extraordinary achievements. Payout to the executives can range from zero to 175% of the target award based on achievement of the financial targets.

  Long Term Incentive Plan Compensation

        Long term incentives are addressed through grants of stock options. The Committee believes that using stock options as a long term incentive aligns the interests of the officers of Alliance with those of the stockholders. The Committee approves and recommends to the full board all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are made based on level of responsibility and individual performance.

  Compensation of Chief Executive Officer

        The Committee meets annually to review the performance of our Chairman and Chief Executive Officer. In January 2003, the Committee approved a salary increase of 2.5% for Richard Zehner who held both positions at such time. Mr. Viviano's salary was established in his employment agreement entered into in 2003. Detailed compensation disclosure is contained in the Summary Compensation Table.

  Tax Treatment of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The

Committee intends that Alliance will generally manage its executive compensation program so as to preserve the related federal income tax deductions.

The Compensation Committee

Michael W. Michelson, Chairman
James C. Momtazee

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        During fiscal 2003, the Audit Committee of the Board of Directors consisted of three non-employee directors who met the independence requirements of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter, approved and adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A.

What are the responsibilities of management, the independent auditors and the Audit Committee?

        The purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of our internal audit function and independent auditor. The Audit Committee's responsibilities are limited to oversight.

        Alliance's management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Alliance's independent auditors, Deloitte & Touche LLP, are responsible for performing an audit of our annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing our quarterly financial statements.

How does the Audit Committee carry out its responsibilities?

  •
  The Audit Committee has convened six times during the year to discuss the interim and annual financial statements and Alliance's internal controls on the financial reporting process.

  •
  The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2003 and met with both management and our independent auditors, Deloitte & Touche LLP, to discuss those financial statements. Management and Deloitte & Touche LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

  •
  The Audit Committee has received from and discussed with Deloitte & Touche LLP its written disclosure and letter regarding its independence from Alliance as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  •
  The Audit Committee has also reviewed and considered whether the provision of other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditors' independence.

  •
  The Audit Committee has also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement of Auditing Standard No. 61.

        Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Alliance's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission. The Committee has also recommended, subject to stockholder ratification and approval, the appointment of Deloitte & Touche LLP as Alliance's independent auditors for fiscal year 2004.

The Audit Committee

Neil F. Dimick, Chairman
Anthony B. Helfet
Edward L. Samek

STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative return on our common stock from July 27, 2001, the date on which our common stock commenced trading on the New York Stock Exchange, through December 31, 2003, as compared to the cumulative return of the S&P 500 Index and the cumulative return of the S&P Healthcare Index. The graph assumes that $100 was invested on July 27, 2001 in each of the (1) our common stock, (2) the S&P 500 Index, and (3) the S&P Healthcare Index and that all dividends (if applicable) were reinvested.

COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG
ALLIANCE IMAGING, INC., THE S&P 500 INDEX, AND
THE S&P HEALTHCARE INDEX

	Cumultative Total Return
	7/27/2001	9/30/2001	12/31/2001	3/31/2002	6/30/2002	9/30/2002	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003
Alliance Imaging, Inc.	100.00	106.92	93.85	94.62	103.85	92.00	40.77	24.15	33.85	26.46	28.46
S&P 500	100.00	86.53	95.44	95.38	82.28	67.77	73.14	70.51	81.01	82.80	92.43
S&P Healthcare Index	100.00	100.62	101.35	100.71	83.90	77.56	81.11	81.80	89.68	85.12	91.91

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Alliance believes that during fiscal 2003, all SEC filings of directors, officers and ten percent stockholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

AVAILABILITY OF CERTAIN DOCUMENTS

        Alliance will mail without charge to any Stockholder upon written request a copy of Alliance's Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements, schedules and a list of exhibits. Requests should be sent to Corporate Secretary, Alliance Imaging, Inc., 1900 S. State College Boulevard, Suite 600, Anaheim, CA 92806.

        Our Code of Business Conduct and Ethics governing our directors, officers and employees, will be posted on our web site, which is located at www.allianceimaging.com within the time period required by the SEC and the NYSE. We will also post on our web site any amendment to the Code of Business Conduct and Ethics and any waiver applicable to our senior financial officers, as defined in the Code, and our executive officers or directors.

By Order of the Board of Directors,
Russell D. Phillips, Jr. General Counsel and Secretary
Anaheim, California April 23, 2004

Appendix A

ALLIANCE IMAGING, INC.
AUDIT COMMITTEE CHARTER

I.     Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

        The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an "audit committee financial expert" within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") the reasons why at least one member of the Committee is not an "audit committee financial expert."

        Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

        The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.  Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

  Interaction with the Independent Auditor

        1.    Appointment and Oversight.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

            (i)  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

           (ii)  The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

          (iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iv)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

           (v)  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  Annual Financial Statements and Annual Audit

        4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

            (i)  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

           (ii)  The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

          (iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        5.    Separate Meetings with the Independent Auditor.

            (i)  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

           (ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

          (iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

        6.    Recommendation to Include Financial Statements in Annual Report.

        The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

        7.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Internal Audit

        8.    Appointment.    The Committee shall review the appointment and replacement of the internal auditor.

        9.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

  Other Powers and Responsibilities

        10.   The Committee shall discuss with management and the independent auditor the Company's earnings press releases (with particular focus on any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

        11.   The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee's attention which could reasonably be expected to have a material impact on the Company's financial statements.

        12.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

        13.   The Committee shall discuss with the Company's Compliance Officer, General Counsel and/or outside counsel the Company's compliance with legal and regulatory requirements and any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        14.   The Committee shall request assurances from management, the independent auditor and the Company's internal auditors that the Company's foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

        15.   The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

        16.   The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditor.

        17.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        18.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company's annual proxy statements.

        19.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

        20.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

        21.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

ALLIANCE IMAGING, INC.
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2004
This Proxy is solicited on behalf of the Board of Directors

        The undersigned stockholders of Alliance Imaging, Inc. (the "Company") hereby nominate, constitute and appoint Russell D. Phillips, Jr. and Kenneth S. Ord, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Annual Meeting of Stockholders of Alliance Imaging, Inc. (the "Annual Meeting") to be held at the Company's headquarters at 1900 S. State College Blvd., Suite 600, Anaheim, CA 92806, on Tuesday, May 25, 2004 at 10:00 a.m., Pacific time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any other nominee. Unless "AGAINST" or "ABSTAIN" is indicated, this proxy will be voted "FOR" approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

\*/    Please Detach and Mail in the Envelope Provided    \*/
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☒	Please mark your votes as indicated in this example.

		FOR ALL NOMINEES (EXCEPT AS INDICATED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED				FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS. Class III Terms will expire in 2007	☐	☐	Nominees: Michael W. Michelson James C. Momtazee Edward L. Samek	2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year ending December 31, 2004.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)					3.
						OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at the present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

					The Board of Directors recommends a vote "FOR" the election of all nominees for director and "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. If any other business is properly presented at such meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

The undersigned hereby ratifies and confirms all that said attorneys and Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

		Date:	, 2004

Signature	Signature if held jointly
NOTE: Please date this proxy and sign above as your name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

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QUESTIONS AND ANSWERS
PROPOSALS YOU MAY VOTE ON PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
OWNERSHIP OF ALLIANCE COMMON STOCK
SUMMARY COMPENSATION TABLE
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AVAILABILITY OF CERTAIN DOCUMENTS
  Appendix A
ALLIANCE IMAGING, INC. AUDIT COMMITTEE CHARTER